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                                                                  Exhibit 15

                                      ARTHUR ANDERSEN LLP




                                   LETTER REGARDING UNAUDITED

                                  INTERIM FINANCIAL INFORMATION


                 We are aware that HBO & Company has incorporated by reference in its Form S-8 Registration Statement for the AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan, its Form 10-Q for the quarter ended March 31, 1997 which includes our report dated April 16, 1997, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered to be a part of the Registration Statement prepared or certified by our firm within the meaning of Section 7 and 11 of the Act.


/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
June 12, 1997



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